EXHIBIT 4.64

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 23, 2006, is made by and among Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), and [NAME], together with his permitted transferees (the “Purchaser”).

RECITALS:

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof and/or Regulation D or Regulation S thereunder.

B. The Purchaser desires to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, Ordinary Shares (as defined below) and Warrants (as defined below) in an aggregate amount of up to US$[     ].

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

Section 1.1.  Purchase and Sale of Securities.  At the Closing, the Company will issue and sell the Purchaser, and the Purchaser will purchase from the Company the number of Ordinary Shares (the “Shares”) and the number of the warrants to purchase Ordinary Shares (substantially in the form attached as Exhibit B hereto) (the “Warrants”) set forth opposite the Purchaser’s name on Exhibit A hereto (the Shares and Warrants referred to collectively as the “Securities”). The purchase price for each unit of the Securities shall be US$2.50 (the “Purchase Price”). For each one Share purchased by a Purchaser, such Purchaser shall receive a Warrant to purchase 0.35 of an Ordinary Share at an exercise price per share equal to US$3.06 (representing 120% of the closing price of the American Depositary Shares of the Company (the “ADSs”) as reported on Nasdaq (symbol “AMRN”) on January 20, 2006 (the “ADS Closing Price”)).

Section 1.2.  Payment.  At or prior to the Closing, the Purchaser will pay the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds to the Company in accordance with wire instructions provided by the Company to the Purchaser prior to the Closing. The Company will instruct its registrar to deliver to the Purchaser, on an expedited basis, a certificate evidencing the number of Shares set forth on Exhibit A in the name of such Purchaser and will deliver Warrants to purchase the Warrant Shares against delivery of the aggregate Purchase Price on the Closing Date.

Section 1.3.  Closing Date.  The closing of the transaction contemplated by this Agreement (the “Closing”) will take place January 26, 2006 (the “Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005-1702 or at such other time and place as shall be agreed upon by the Company and Purchaser.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement or as set forth in the SEC Documents (as defined herein) or the Disclosure Schedules (as defined herein), which Disclosure Schedules are attached hereto and shall be deemed a part hereof, the Company hereby represents and warrants as follows:

Section 2.1.  Organization and Qualification.  The Company and each Subsidiary are duly incorporated and validly existing under the laws of the jurisdiction of incorporation or formation, with the requisite corporate power and authority under such laws to conduct its business as currently conducted as disclosed in the SEC Documents. The Company has corporate power and authority to do business in each jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so authorized would not reasonably be expected to have a Material Adverse Effect. The Company has no Subsidiaries other than as disclosed in the SEC Documents which, in each case, is wholly owned by the Company.

Section 2.2.  Authorization; Enforcement.  The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and except as rights to indemnity and contribution may be limited by applicable laws or public policy underlying such laws.

Section 2.3.  Capitalization.  The capitalization of the Company is as set forth in the SEC Documents as adjusted to give effect to the Company’s private placement of its ordinary shares and warrants consummated on December 21, 2005 (the “December Private Placement”). All of the issued shares of capital stock of the Company are validly issued and fully paid. Except as a result of the purchase and sale of the Securities, the purchase and sale of the securities under the December Private Placement and as set forth in the SEC Documents, there are no outstanding options, warrants, rights to subscribe to, or securities, rights or obligations convertible into, or giving any person any right to subscribe for or acquire, any Ordinary Shares or any options, warrants, rights or other instruments convertible into or exchangeable for, Ordinary Shares. The Company’s Memorandum of Association and Articles of Association (the “Memorandum and Articles of Association”), as in effect on the date hereof, are filed as exhibits to the SEC Documents.

Section 2.4.  Issuance of Securities.  The Shares and all of the Ordinary Shares to be issued upon exercise of the Warrants (the “Warrant Shares”) are within the authorized share capital of the Company and, upon issuance in accordance with the terms of this Agreement (and in case of the Warrant Shares, the Warrants), will be validly issued and fully paid and, except for antidilution adjustments described in Schedule 1 of the Disclosure Schedules, will not be subject to preemptive rights or other similar rights of shareholders of the Company.

Section 2.5.  No Conflicts; Government Consents and Permits.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Securities) will not (i) conflict with or result in a violation of any provision of its Memorandum and Articles of Association or require the approval of the Company’s shareholders, (ii) violate or conflict with, or result in a material breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or its Subsidiary is a party, or (iii) subject to receipt of Required Approvals (as defined below), result in a violation of any applicable law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the

Company or its Subsidiary, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b) Assuming the accuracy of the Purchaser’s representations and warranties in Article 3 hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Securities in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) the registration of the Shares and Warrant Shares under the Securities Act pursuant to Section 6 hereof, (ii) any filings required to be made under English law or U.S. federal or state or foreign securities laws, and (iii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq (collectively, the “Required Approvals”).

(c) The Company and each Subsidiary have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it as described in the SEC Documents, except for such franchise, permit, license or similar authority, the lack of which would not reasonably be expected to have a Material Adverse Effect (“Material Permits”). Neither the Company nor its Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any Material Permit.

Section 2.6.  SEC Documents, Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act for the two years preceding the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United Kingdom, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for annual reports on Form 20-F) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 2.7.  [Reserved]

Section 2.8.  Accounting Controls.  Except as described or referred to in the SEC Documents, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United Kingdom and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.9.  Absence of Litigation.  Except as described or referred to in the SEC Documents, as of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary that if determined adversely to the Company or such Subsidiary would reasonably be expected to have a Material Adverse Effect. Neither the Company or any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any Subsidiary or any director or officer of thereof. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

Section 2.10.  Intellectual Property Rights.  The Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as currently being conducted as described in the SEC Documents and which the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or such Subsidiary violates or infringes upon the rights of any person. Except as set forth in the SEC Documents, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

Section 2.11.  Commissions.  The Company has taken no action that would give rise to any claim by any person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 2.12.  Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 2.13.  No Material Adverse Change.  Since December 31, 2004, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2004, except as described or referred to in the SEC Documents, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (iii) the Company has not incurred any material liabilities except in the ordinary course of business.

Section 2.14.  Nasdaq Capital Market.  The ADSs are listed on the Nasdaq Capital Market, and, to the Company’s knowledge, there are no proceedings to revoke or suspend such listing. Except as described or referred to in the SEC Documents or the Disclosure Schedules, the Company is in compliance with the requirements of Nasdaq Capital Market.

Section 2.15.  Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Section 2.16.  Accountants.  PricewaterhouseCoopers LLP, which the Company expects will express its opinion with respect to the audited financial statements to be included as a part of the Registration Statement prior to the filing of the Registration Statement, are an independent public accounting firm as required by the Securities Act.

Section 2.17.  Insurance.  The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the business (currently limited to the clinical trial stage) and locations in which the Company and each Subsidiary are engaged and (ii) with the resources of the Company and each Subsidiary. The Company has not received any written notice that the Company or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

Section 2.18.  Foreign Corrupt Practices.  Since January 1, 2004, neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 2.19.  No Integration; General Solicitation.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Placement Agent of the December Private Placement as to which the Company makes no representation) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with any prior offering by the Company for purposes of the Securities Act other than the December Private Placement or any applicable shareholder approval provisions. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other institutional “accredited investors” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501 under the Securities Act and Persons who are not “U.S. persons” within the meaning of Rule 902(k) under the Securities Act.

Section 2.20.  No Registration Rights.  No person has the right to (i) prohibit the Company from filing the Registration Statement or (ii) other than the purchasers of the Company’s securities in the December Private Placement, require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company or any Subsidiary is a party.

Section 2.21.  Taxes.  The Company has filed (or has obtained an extension of time within which to file) all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not reasonably be expected to have a Material Adverse Effect.

Section 2.22.  Real and Personal Property.  Except as referred to or described in the SEC Documents, the Company and each Subsidiary have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its Subsidiary, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use of such property by the Company and the Subsidiary or (ii) would not reasonably be expected to have a Material Adverse Effect.

Section 2.23.  Application of Takeover Protections.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not impose any restriction on the Purchaser, or create in any party (including any current shareholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of England and Wales.

Section 2.24.  No Manipulation of Stock.  The Company has not taken, nor will it take, directly or indirectly any action designed to stabilize or manipulate the price of the ADSs or any security of the Company to facilitate the sale or resale of any of the Shares.

Section 2.25.  Related Party Transactions.  Except with respect to the transactions (i) that are not required to be disclosed or (ii) to the extent an affiliate of any director or officer of the Company purchased securities of the

Company under the December Private Placement, all transactions that have occurred between or among the Company, on the one hand, and any of its officers or directors, or any affiliate or affiliates of any such officer or director, on the other hand, prior to the date hereof have been disclosed in the SEC Documents.

Section 2.26.  Form F-3 Eligibility.  The Company is eligible to register the resale of its Ordinary Shares in the form of ADSs by the Purchaser under Form F-3 promulgated under the Securities Act, and the Company hereby covenants and agrees to use commercially reasonable efforts to maintain its eligibility to use Form F-3 until the Registration Statement covering the resale of the Shares have been filed with, and declared effective by, the SEC.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company with respect to itself and its purchase hereunder, that:

Section 3.1.  Investment Purpose.  The Purchaser is purchasing the Securities for its own account for investment and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Securities or any arrangement or understanding with any other persons regarding the sale or distribution of such Securities except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

Section 3.2.  Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (ii) a person who is not a “U.S. person” (as defined in Rule 902(k) under the Securities Act (a “Non-US Person”).

Section 3.3.  Reliance on Exemptions.  The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from or non-application of the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

Section 3.4.  Information.  The Purchaser acknowledges that is has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, businesses, properties, management and prospects sufficient to enable it to evaluate its investment, including, without limitation, the Company’s SEC Documents and Disclosure Schedules, and the Purchaser has had the opportunity to review the SEC Documents and Disclosure Schedules; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 3.5.  Acknowledgement of Risk.

(a) The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company has a history of operating losses and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is limited; (v) in the event of a disposition of the Securities, the Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Ordinary Shares since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Documents and Disclosure Schedules;

(b) The Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities; and

(c) The Purchaser has, in connection with the Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Documents and Disclosure Schedules, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company.

Section 3.6.  Governmental Review.  The Purchaser understands that no United States federal or state or foreign agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

Section 3.7.  Transfer or Resale.  The Purchaser understands that:

(a) the Securities have not been and will not be registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Article 6; or (ii) the Purchaser has delivered to the Company an opinion of counsel to the Purchaser (in form, substance and scope reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and

(b) except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Shares or the Warrant Shares under the Securities Act or any state or foreign securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.8.  Legends.

(a) The Purchaser understands the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS (1) A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND (2) SUCH SECURITIES ARE NOT “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT.

(b) The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares and Warrant Shares (i) following any sale of the Shares or Warrant Shares pursuant to an effective Registration Statement, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) under the Securities Act. Following the time a legend is no longer required for the Shares or Warrant Shares hereunder, the Company will, no later than seven Business Days following the delivery by a Purchaser to the Company or the Company’s registrar of a legended certificate representing such Securities, accompanied by such additional information as the Company or the Company’s registrar may reasonably request, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.

Section 3.9.  Authorization; Enforcement.  The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by applicable securities laws or public policy underlying such laws.

Section 3.10.  Residency.  The Purchaser is a resident of the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 3.11.  No Short Sales.  During the last thirty (30) days prior to the date hereof, neither the Purchaser nor any Affiliate of the Purchaser, foreign or domestic, has, directly or indirectly, effected or agreed to effect any “short sale” (as defined in Rule 200 under Regulation SHO), whether or not against the box, established any “put equivalent position” (as defined in & nbsp; Rule 16a-1(h) under the Exchange Act) with respect to the Ordinary Shares, borrowed or pre-borrowed any Ordinary Shares, or granted any other right (including, without limitation, any put or call option) with respect to the Ordinary Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Ordinary Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, (ii) the date that the Registration Statement becomes effective or (iii) the Required Effectiveness Date, the Purchaser shall not, and shall cause its Affiliates not to, engage, directly or indirectly, in (a) a Prohibited Transaction nor (b) any sale, assignment, pledge, hypothecation, put, call, or other transfer of any of the Ordinary Shares, warrants or other securities of the Company acquired hereunder. The Purchaser acknowledges that the representations, warranties and covenants contained in this Section 3.11 are being made for the benefit of the Purchaser as well as the Company.

Section 3.12.  Acknowledgements Regarding Solicitation.  The Purchaser acknowledges that (i) no Securities were offered or sold to the Purchaser by means of any form of general solicitation or general advertising, and (ii) to Purchaser’s knowledge, neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of contacting the Purchaser or its representatives with respect to the offer or sale of the Securities (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.13.  Additional Representations by Non-US Persons.  If the Purchaser is a Non-US Person, the Purchaser further represents and warrants that: (i) its principal address is outside of the United States; and (ii) the Purchaser was located outside the United States at the time any offer to buy the Securities was made to it and at the time the buy order was originated by the Purchaser. If the Purchaser is a Non-US Person, the Purchaser hereby expressly agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act and the terms of this Agreement.

ARTICLE 4

COVENANTS

Section 4.1.  Reporting Status.  The Company’s Ordinary Shares are registered under Section 12 of the Exchange Act. During the Registration Period, the Company agrees to use commercially reasonable efforts to timely file all documents with the SEC, and the Company will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 4.2.  Expenses.  The Company and the Purchaser are liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

Section 4.3.  Financial Information.  The financial statements of the Company to be included in any documents filed with the SEC will be prepared in accordance with accounting principles generally accepted in the United Kingdom, consistently applied (except as may be otherwise indicated in such financial statements or the notes thereto, and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.4.  Securities Laws Disclosure; Publicity.  On January 23, 2006, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On or before January 24, 2006, the Company shall submit a Current Report on Form 6-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 6-K this Agreement, in the form required by the Exchange Act. The Company shall not otherwise publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations.

Section 4.5.  Sales by the Purchaser.  The Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with the sales of Registrable Securities pursuant to the Registration Statement or otherwise comply with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Purchaser will not make any sale, transfer, pledge or other disposition of the Securities in violation of U.S. federal or state or foreign securities laws or the terms of this Agreement.

Section 4.6.  Reservation Ordinary Shares.  As of the date hereof, the Company has sufficient authorized share capital, and the Company shall continue to have sufficient authorized share capital for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

ARTICLE 5

CONDITIONS TO CLOSING

Section 5.1.  Conditions to Obligations of the Company.  The Company’s obligation to complete the purchase and sale of the Securities and deliver such stock certificate(s) and Warrants to the Purchaser is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a) Receipt of Funds.  The Company shall have received immediately available funds, in US dollars, in the full amount of the purchase price for the Securities being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b) Representations and Warranties.  The representations and warranties made by the Purchaser in Article 3 shall be true and correct in all material respects when made and as of the Closing Date.

(c) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d) [Reserved].

(e) [Reserved].

(f) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted, threatened or be pending before any court, arbitrator, governmental body, agency or official.

(g) No Governmental Prohibition.  The sale of the Securities by the Company shall not be prohibited by any law or governmental order or regulation.

Section 5.2.  Conditions to Purchaser’s Obligations at the Closing.  The Purchaser’s obligation to complete the purchase and sale of the Securities is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects when made and as of the Closing Date.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) [Reserved].

(d) Legal Opinions.  The Company shall have delivered to the Purchaser an opinion, dated as of the Closing Date, from each of (i) Kirkpatrick & Lockhart Nicholson Graham LLP, UK counsel to the Company, (ii) Cahill Gordon & Reindel LLP, US counsel to the Company and (iii) Jonathan Lamb, General Counsel of the Company, in each case in substantially the form attached hereto as Exhibits C, D and E hereto, respectively.

(e) Registrar Instructions.  The Company shall have delivered to its registrar irrevocable instructions to issue to the Purchaser, on an expedited basis, one or more certificates representing the number of Shares set forth opposite the Purchaser’s name on Exhibit A hereto, and Warrants to purchase the Warrant Shares.

(f) [Reserved].

(g) Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted, threatened or be pending before any court, arbitrator, governmental body, agency or official.

(h) No Governmental Prohibition.  The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

ARTICLE 6

REGISTRATION RIGHTS

Section 6.1.  As soon as reasonably practicable, but in no event later than 45 days after the Closing Date (the “Filing Date”), the Company shall file a registration statement covering the resale of the Registrable Securities (the “Registration Statement”) with the SEC, shall respond to all SEC comments within ten calendar days of receipt of such comments and will use its commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act within 105 days after the Closing Date, or in the event of a “review” by the SEC, not later than 150 days after the Closing Date (the “Required Effectiveness Date”).

Section 6.2.  All Registration Expenses shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

Section 6.3.  The Company further agrees that, in the event that the Registration Statement (i) has not been filed with the SEC within 45 days after the Closing Date, (ii) has not been declared effective by the SEC by the Required Effectiveness Date, or (iii) after the Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 6.7(b) (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), for all or part of any thirty-day period (a “Penalty Period”) during which the Registration Default remains uncured (which initial thirty-day period shall commence on the fifth Business Day after the date of such Registration Default if such Registration Default has not been cured by such date), the Company shall pay to the Purchaser 1% of the Purchaser’s aggregate purchase price of his or her Securities for each Penalty Period during which the Registration Default remains uncured; provided, however, that if the Purchaser fails to provide the Company with any information that is required to be provided in the Registration Statement then the commencement of the Penalty Period described above shall be extended until two Business Days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to the Purchaser pursuant to this Agreement an aggregate amount that exceeds 10% of the aggregate Purchase Price paid by the Purchaser for the Purchaser’s Securities. The Company shall deliver said cash payment to the Purchaser by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Purchaser in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

Section 6.4.  At its expense the Company shall:

(a) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, use its commercially reasonable efforts to keep such Registration Statement continuously effective with respect to a Holder, and to keep such Registration Statement free of any material misstatements or omissions, until the date all Shares and Warrant Shares held by such Holder may be sold under Rule 144 during any 90 day period. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the “Registration Period.”

(b) advise the Holders within five Business Days:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(c) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d) if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e) during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(f) during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its shareholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to shareholders, its annual report on Form 20-F (or similar form), (C) its definitive proxy statement with respect to its annual meeting of shareholders, (D) each of its interim reports to its shareholders, and, if not included in substance in its interim reports to shareholders, its interim report on Form 6-K (or similar form), and (E) a copy of the full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g) prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(h) upon the occurrence of any event contemplated by Section 6.4(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j) use its commercially reasonable efforts to cause all Registrable Securities to be listed on Nasdaq;

(k) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l) provide to the Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Purchaser may reasonably request in order to conduct any due diligence obligation on its part; and

(m) permit counsel for the Purchaser to review the Registration Statement and all amendments and supplements thereto, within two Business Days prior to the filing thereof with the Commission;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of the Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to the Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, the Purchaser or its representatives with material, non-public information unless the Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

Section 6.5.  The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

Section 6.6.  (a) To the extent permitted by law, the Company shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder for use in preparation of such Registration Statement, prospectus, amendment or supplement; provided further that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) or in the prospectus subject to completion under Rule 434 of the Securities Act, which together meet the requirements of Section 10(a) of the Securities Act (the “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any controlling person of such Holder, if a copy of the Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b) Each Holder will severally, and not jointly, indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, or any amendment or supplement thereof, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder for use in preparation of the Registration Statement, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c) Each party entitled to indemnification under this Section 6.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and Indemnifying Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Section 6.7.  (a) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b) Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the Registration Statement and prospectus contemplated by Section 6.1 during no more than two periods of no more than 60 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under the Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c) As a condition to the inclusion of its Registrable Securities in the Registration Statement, each Holder shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a Registration Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d) Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the share certificate submitted to the registrar evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied. Each Holder further acknowledges and agrees that the only public market in the Registrable Securities in the U.S. is in the form of ADSs and that no Registrable Securities may be deposited into the Company’s ADS facility other than in compliance with the legend described in Section 3.8 hereof.

(f) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(g) At the end of the Registration Period the Holders shall discontinue sales of Ordinary Shares and/or ADSs pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Ordinary Shares and/or ADSs covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of Ordinary Shares and/or ADSs registered which remain unsold immediately upon receipt of such notice from the Company.

Section 6.8.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with clauses (a) and (b) of this Section 6.8, a copy of the most recent annual report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 6.9.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 6.1 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities, provided, however, that such transfer must be made at least ten days prior to the Filing Date and that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.9, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

Section 6.10.  The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

ARTICLE 7

DEFINITIONS

“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City and London, England.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Company” means Amarin Corporation plc a company incorporated under the laws of England and Wales.

“Disclosure Schedules” means the Disclosure Schedules of the Company attached hereto as Schedules 1-5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” has the meaning set forth in Section 6.1.

“Final Prospectus” has the meaning set forth in Section 6.6(a).

“Financial Statements” means the financial statements of the Company included in the SEC Documents.

“Holders” means any person holding Registrable Securities or any person to whom the rights under Article 6 have been transferred in accordance with Section 6.9 hereof.

“Indemnified Party” has the meaning set forth in Section 6.6(c).

“Indemnifying Party” has the meaning set forth in Section 6.6(c).

“Intellectual Property” has the meaning set forth in Section 2.10.

“Investment Company Act” has the meaning set forth in Section 2.12.

“Material Adverse Effect” means a material adverse effect on the business, operations, assets or financial condition of the Company and its Subsidiary, taken as a whole.

“Material Permits” has the meaning set forth in Section 2.5.

“Memorandum and Articles of Association” has the meaning set forth in Section 2.3.

“Nasdaq” means The Nasdaq Capital Market.

“Non-US Person” has the meaning set forth in Section 3.2.

“Offering” means the private placement of the Company’s Securities contemplated by this Agreement.

“Ordinary Shares” means the ordinary shares, par value $0.05 per share, of the Company.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Purchase Price” has the meaning set forth in Section 1.1.

Unless the context requires otherwise, the terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) the Shares and (ii) the Warrant Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) are held by a Holder or a permitted transferee pursuant to Section 6.9.

“Required Approvals” has the meaning set forth in Section 2.5(b).

“Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

“Registration Statement” has the meaning set forth in Section 6.1.

“Registration Period” has the meaning set forth in Section 6.4(a).

“Rule 144” means Rule 144 promulgated under the Securities Act as amended.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.6.

“Securities” has the meaning set forth in Section 1.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

“Shares” has the meaning set forth in Section 1.1.

“Subsidiary” of any person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Warrant Shares” has the meaning set forth in Section 2.4.

“Warrants” has the meaning set forth in Section 1.1.

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

Section 8.1.  Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Section 8.2.  Counterparts; Signatures by Facsimile.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 8.3.  Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 8.4.  Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 8.5.  Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Purchaser, or in the case of a waiver, by the party against whom enforcement of such waiver is sought. Any amendment effected in accordance with this Section 8.5 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such Securities are convertible and for which such Securities are exercisable), each future holder of all such securities, and the Company.

Section 8.6.  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:

Amarin Corporation plc
7 Curzon Street
London, Greater London
W1J 5HG
United Kingdom
Facsimile: 44 20 7499 9004
Attn: Chief Financial Officer
cc: General Counsel

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005-1702
Facsimile: 212 269 5420
Attn: Christopher Cox, Esq.

If to the Purchaser: To the address set forth immediately below the Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

Section 8.7.  Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company or its successors will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except as permitted in accordance with Section 6.9 hereof.

Section 8.8.  Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9.  Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as may be necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.10.  No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 8.11.  Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchaser. The Company therefore agrees that the Purchaser is entitled to seek temporary and permanent injunctive relief in any such case. The Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. The Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

Section 8.12.  Survival of Representations and Warranties.  Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchaser herein shall survive only for a period of one year following the date hereof.

[Signature Pages Follows]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

AMARIN CORPORATION PLC.

By:
Name:

Title:

S-1

PURCHASER

[NAME]

By:

Tax ID No.: _ _

Name in which
Securitised are
to be registered: _ _

Address:

Telephone: _ _

S-2

EXHIBIT A

SCHEDULE OF SECURITIES PURCHASED

Purchaser	Shares	Warrants	Aggregate Purchase Price

[NAME]	[ ]	[ ]	US$	[ ]

A-1

EXHIBIT B

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS (1) A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND (2) SUCH SECURITIES ARE NOT “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT.

AMARIN CORPORATION PLC

WARRANT TO PURCHASE ORDINARY SHARES

No. W-	January [26], 2006

Void After January [26], 2011

THIS CERTIFIES THAT, for value received,          , with its principal office at          , or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Amarin Corporation plc, a public company incorporated under the laws of England and Wales, with its principal office at 7 Curzon Street, London, W1J 5HG, United Kingdom (the “Company”) up to           ordinary shares of the Company (the “Ordinary Shares”), subject to adjustment as provided herein. This warrant (a “Warrant”) is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of January 23, 2006, by and among the Company and the original Holder of this Warrant (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.  DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing 180 days after the date hereof and ending January [26], 2011, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $3.06 per share, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the Ordinary Shares issued upon exercise of this Warrant, subject to adjustment and limitation pursuant to the terms herein, including but not limited to Section 2.4 and Section 5 below.

(d) “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (i) if the Ordinary Shares in the form of American Depositary Shares (“ADSs”) are then listed or quoted on the Nasdaq Capital Market, the Nasdaq National Market or a national securities exchange (a “Trading Market”), the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the trading market on which the ADSs are then quoted or listed as reported by Bloomberg Financial LP; (b) if the ADSs are not then listed or quoted on a Trading Market and if prices for the ADSs are then quoted on the OTC Bulletin Board, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on the OTC Bulletin Board; and (c) if the ADSs are not then listed or quoted on the OTC Bulletin Board and if prices for the ADSs are then reported on the “Pink Sheets” published by the Pink Sheets LLC (or similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported; or (c) in all other cases, the fair market value of a share of ADSs as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Purchasers.

2.  EXERCISE OF WARRANT.

2.1  Method of Exercise.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, Ordinary Shares shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, within a reasonable time after the rights represented by this Warrant shall have been so exercised and shall be issued in certificate form and delivered to the Holder.

The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of issuance of the shares of Ordinary Shares, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.2  [Reserved]

2.3  Partial Exercise.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Warrant shares shall be treated as provided in Section 6 hereof.

2.4  [Reserved]

2.5  Call Right.

(a) Subject to the provisions of this Section 2.5, if at any time after the Registration Statement (as defined in Section 6.1 of the Purchase Agreement) is declared effective, the VWAP of the ADSs on the Company’s Trading Market is equal to or above US$10.20 (representing 400% of the ADS Closing Price as defined in Section 1.1 of the Purchase Agreement), as adjusted for any stock splits, stock combinations, stock dividends and other similar events (the “Threshold Price”) for each of any twenty consecutive Trading Days, then the Company at any time thereafter shall have the right, but not the obligation (the “Call Right”), on 20 days’ prior written notice to the Holder, to cancel any unexercised portion of this Warrant for which a Notice of Exercise has not yet been delivered prior to the Cancellation Date (the “Call Amount”).

(b) To exercise the Call Right, the Company shall deliver to the Holder an irrevocable written notice (a “Call Notice”) indicating the Call Amount. The date that the Company delivers the Call Notice to the Holder shall be referred to as the “Call Date”. Within 20 days of receipt of the Call Notice, the Holder may exercise this Warrant in whole or in part, subject to the terms hereof, as set forth in herein. Any portion of the Call Amount that is not exercised by 5:30 p.m. (New York City time) on the 20th day following the date of receipt of the Call Notice (the “Cancellation Date”) shall be cancelled. Any unexercised portion of this Warrant to which the Call Notice does not pertain (the “Remaining Portion”) will be unaffected by such Call Notice.

(c) Notwithstanding anything to the contrary set forth in this Warrant, unless waived in writing by the Holder, the Company may not deliver a Call Notice or require the cancellation of any unexercised Call Amount (and any Call Notice will be void) unless from the Call Date through the Cancellation Date (the “Call Period”) the Registration Statement shall be effective as to all of the Exercise Shares held by the Holder and the prospectus thereunder available for use by the Holder for the resale all such Exercise Shares, or the Exercise Shares held by the Holder qualify for resale under Rule 144.

3.  COVENANTS OF THE COMPANY.

3.1  Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have sufficient authorized share capital to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the authorized share capital shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued share capital (or other securities as provided herein) to such amount as shall be sufficient for such purposes.

3.2  No Impairment.  Except and to the extent as waived or consented to by the Holder or otherwise in accordance with Section 11 hereof, the Company will not, by amendment of its Memorandum and Articles of Association (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all commercially reasonable actions as may be necessary in order to protect the exercise rights of the Holder against impairment.

3.3  Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, where practicable, at least ten days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not adversely affect the validity of the dividend or distribution required to be specified in such notice.

4.  REPRESENTATIONS OF HOLDER.

4.1  Acquisition of Warrant for Personal Account.  The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant, or except in accordance with the provisions of Article 6 of the Purchase Agreement, the Exercise Shares, and except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with the Securities Act and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Article 6 of the Purchase Agreement or pursuant to and in accordance with the Securities Act.

4.2  Securities Are Not Registered.

(a) The Holder understands that the offer and sale of the Warrant and the Exercise Shares have not been registered under the Securities Act on the basis of specific exemptions from the registration provisions of the Securities Act, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder realizes that the basis for such exemptions may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Purchase Agreement, the Exercise Shares of the Company, or to comply with any exemption from such registration.

4.3  Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have delivered to the Company an opinion of counsel to the Holder reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

(b) The Holder understands and agrees that all certificates evidencing the Exercise Shares to be issued to the Holder may bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS IS AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE SECURITIES MAY NOT BE DEPOSITED INTO ANY DEPOSITARY RECEIPT FACILITY IN RESPECT OF THE SECURITIES ESTABLISHED UNLESS AND UNTIL SUCH TIME AS (1) A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR UNLESS THE OFFER AND SALE OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND (2) SUCH SECURITIES ARE NOT “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT.

4.4  Further Representations.  The Holder hereby represents and warrants to the Company each of the representations and warranties as set forth in Section 3 of the Purchase Agreement as if such representation and warranties were set out in full herein.

5.  ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Ordinary Shares of the Company by reason of a stock dividend, subdivision, split-up, or combination of shares, the number of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number of shares subject to this Warrant. The Company shall promptly provide a certificate from the Company notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number of shares issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number of shares under this Warrant after giving effect to such adjustment.

6.  FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7.  CERTAIN EVENTS.  In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend, subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the shareholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiary, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require shareholder approval (each, an “Event”), the Company shall provide to the Holder ten days’ advance written notice of such Event, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised pursuant to Section 2.2. This Warrant will be binding upon the successors and assigns of the Company upon an Event.

8.  NO SHAREHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

9.  TRANSFER OF WARRANT.  Subject to applicable laws and compliance with Section 4.3 hereof and the terms of the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any authorized transferee designated by the Holder. The authorized transferee shall sign an investment letter in form and substance satisfactory to the Company.

10.  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

11.  MODIFICATIONS AND WAIVER.  Unless otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and (i) the Purchaser or (ii) the Holder.

12.  NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

13.  ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and in the Purchase Agreement.

14.  GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of England and Wales without regard to the principles of conflict of laws.

15.  DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

16.  SEVERABILITY.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

17.  ENTIRE AGREEMENT.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of January [26], 2006.

AMARIN CORPORATION PLC

By:
Name:

Title:

Address:	7 Curzon Street
London, Greater LondonW1J 5HG
United Kingdom
Attention: Chief Financial Officer
Facsimile: 44 20 7499 9004

NOTICE OF EXERCISE

TO: AMARIN CORPORATION PLC.

(1) The undersigned hereby elects to purchase           ordinary shares (“Ordinary Shares”) of Amarin Corporation plc (the “Company”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the exercise price in full for such shares, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Ordinary Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) the aforesaid Ordinary Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Ordinary Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of specific exemptions from the registration provisions of the Securities Act, which exemptions depend upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid Ordinary Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel to the undersigned satisfactory to the Company, stating that such registration is not required.

(Date)

(Signature)

(Holder’s Name)

(Authorized Signature)

(Title)

(Tax ID Number)

(Telephone)

NOTE: SIGNATURE MUST CONFORM IN ALL RESPECTS TO THE NAME OF HOLDER AS SPECIFIED ON THE FACE OF THE WARRANT.

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with applicable law and the terms of the Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

and           is hereby appointed attorney to transfer said rights on the books of Amarin Corporation plc, with full power of substitution in the premises.

Dated:          , 20

Holder’s Name: _ _

Title: _ _

Holder’s Address: _ _

Holder’s Telephone: _ _

Facsimile: _ _

Assignee Tax ID No.: _ _

Assignee Telephone: _ _

Assignee Facsimile: _ _

Signature Guaranteed: _ _

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

FORM OF LEGAL OPINION OF UK COUNSEL TO THE COMPANY

AMARIN CORPORATION PLC (THE “COMPANY”)

[NAME]
[ADDRESS]

This Opinion is being delivered to you in connection with the proposed placement by the Company of up to [          ] ordinary shares of £0.05 each in the capital of the Company (the “Shares”) and the grant of warrants to subscribe for [          ] ordinary shares of £0.05 each in the Company pursuant to the securities purchase agreement dated January 23, 2006 and entered into between the Company and the Purchaser (the “Securities Purchase Agreement”).

1.  Documents

For the purposes of this Opinion, we have examined only the following:

1.1 a copy of the certificate of incorporation and memorandum and articles of association of the Company;

1.2 a certificate from the Company Secretary of the Company (the “Secretary’s Certificate”) of the same date as this Opinion confirming, inter alia, the amount of the Company’s authorised but unissued share capital, the nominal amount of relevant securities which the directors are authorised to allot under section 80 of the UK Companies Act 1985 (as amended) (the “Act”) and the extent of the powers to allot equity securities conferred on the directors under section 95 of the Act;

1.3 information on the file held at Companies House in respect of the Company disclosed by an online search carried out by us at Companies House at • and on • January 2006;

1.4 a copy of an extract of the minutes of a meeting of the board of directors of the Company held on • January 2006 and a meeting of a committee of the board of directors of the Company held on • January 2006, copies of which are attached to the Secretary’s Certificate;

1.5 a copy of the resolutions of the Company’s shareholders dated • January 2006, a copy of which is attached to the Secretary’s Certificate;

1.6 [Reserved];

1.7 a [draft] dated January [23], 2006 of the Securities Purchase Agreement,

but in relation to 1.7 above, for the sole limited purpose of this Opinion and specifically not in relation to compliance with the laws of the United States or any State or jurisdiction thereof, the rules of any non-UK regulatory body (including without limitation, SEC), any securities exchange (including without limitation, NASDAQ) or matters of fact.

2.	Assumptions

For the purposes of this Opinion we have assumed without investigation:

2.1 the authenticity, accuracy and completeness of all documents submitted to us as originals or copies, the genuineness of all signatures and the conformity to original documents of all copies;

2.2 the Securities Purchase Agreement is signed in the form of the draft referred to in paragraph [1.7] above;

2.3 the capacity, power and authority of each of the parties (other than the Company) to enter into and perform any documents reviewed by us;

2.4 the due execution and delivery of any documents reviewed by us in compliance with all requisite corporate authorisations (other than the execution by the Company of the Securities Purchase Agreement);

2.5 that all agreements examined by us are legal, valid and binding under the laws by which they are (or are expressed to be) governed;

2.6 that the contents of the Secretary’s Certificate were true when given and remain true and that there is no matter not referred to in that Certificate which would make any of the information in the Secretary’s Certificate incorrect or misleading;

2.7 that no change has occurred to the information on file at Companies House since the time of our search at • and on • January 2006;

2.8 that, having undertaken such Companies House search and a winding up search at the Companies Court in England on • January 2006 and having made enquiries of the Company Secretary (the “Searches and Enquiries”) (but having made no other searches or enquiries) and the Searches and Enquiries not revealing any of the same, no members’ or creditors’ voluntary winding up resolution has been passed and no petition has been presented and no order has been made for the administration, winding up or dissolution of the Company and no receiver, administrative receiver, administrator or similar officer has been appointed in relation to the Company or any of its assets;

2.9 that:

(a) no alteration shall have been made as at the date of allotment of the Shares to either the memorandum of association or the articles of association of the Company;

(b) as at the date of allotment of such Shares, the number of Shares to be allotted shall fall within the authorised and unallotted share capital of the Company; and

(c) at the time of issue of the Shares the Company shall have received in full in cash the subscription price payable for the Shares and shall have entered the holder or holders thereof in the register of members of the Company showing that all the Shares shall have been fully paid up as to their nominal value and any premium thereon as at the date of their allotment;

2.10 that:

(a) a meeting of the board of directors of the Company (or a duly constituted and empowered committee thereof) shall have been duly convened and held and a valid resolution passed at such meeting to approve the allotment and issue of the Shares;

(b) as at the date of allotment of the Shares, the directors of the Company shall have sufficient powers conferred on them to allot the Shares under section 80 of the Act and under section 95 of the Act as if section 89(1) of the Act did not apply to such allotment;

(c) that the directors will use all their authorities and exercise all their powers in connection with the allotment and issue of the Shares and setting the subscription price in each case bona fide in the interests of the Company;

(d) the Company shall not issue (or purport to issue) Shares having an aggregate nominal value in excess of £75,384,763;

(e) no Shares shall be issued at a discount to their nominal value (whether in pounds sterling or equivalent in any other currency);

(f) in the event that the Shares are allotted at a price per share which is less than the then current market price for the Shares on the Nasdaq Stock Market, the issue price will be a fair price which is reasonable in all the circumstances;

2.11 that the Shares shall not be offered to the public in the United Kingdom in breach of any UK laws or regulations concerning the offer of securities to the public;

2.12 that no Shares shall be issued such that any person, or persons acting in concert, whether in one or more transactions and whether or not aggregated with any existing holding, shall acquire shares in the Company carrying 30 per cent or more of the voting rights of the Company or otherwise to be required to make a mandatory offer under Rule 9 of the City Code on Takeovers and Mergers;

2.13 that the Company’s American Depositary Shares represent shares in the Company on a one-for-one basis; and

2.14 that no shares or securities in the Company are listed on any recognised investment exchange in the United Kingdom (as defined in section 285 of the Financial Services and Markets Act 2000).

3.	Opinion

Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

(a) the Company is duly incorporated and validly existing as a public limited company in good standing under the laws of England and Wales, with corporate power and authority to own, lease and operate its properties and conduct its business as a neuroscience company focussed on the development and commercialisation of novel drugs for the treatment of central nervous system disorder, to execute the Securities Purchase Agreement and to allot and issue the Shares as described therein;

(b) the Securities Purchase Agreement has been (or will when signed by a director of the Company have been) duly authorised, executed and delivered by the Company. Such execution of the Securities Purchase Agreement by the Company will not conflict with the memorandum and articles of association of the Company, nor with the laws of England and Wales;

(c) upon payment therefor, the Shares will have been duly authorised and validly issued and will be fully paid and non-assessable. For the purposes of this opinion, we have assumed the term “non-assessable” in relation to the Shares means under English law that holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares; and

(d) no further approval of the shareholders of the Company is required in connection with the allotment and issue of the Shares and the performance by the Company of the Securities Purchase Agreement.

4.	Reservations

Our reservations are as follows:

4.1 we express no opinion as to any law other than English law in force, and as interpreted, at the date of this Opinion. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction. In particular and without prejudice to the generality of the foregoing, we have not independently investigated the laws of the United States of America or the State of New York or the rules of any non-UK regulatory body (including without limitation, SEC) or any securities exchange (including without limitation, NASDAQ) for the purpose of this Opinion;

4.2 this Opinion deals exclusively with the statutory authorities and powers required by the directors of the Company to allot the Shares and not with any contractual restrictions which may be binding on the Company or its directors or any investing institutions’ guidelines;

4.3 the information contained in searches obtained from the Registrar of Companies is not always up to date or complete as a result of inaccuracies or delays in filing by the persons responsible and/or misfiling or delays by staff at Companies House;

4.4 the list of members maintained by the Company’s registrars does not disclose details of the payment up of any Shares, such details being recorded by the Company in a separate register of allotments which contains certain of the information required under the Act and we assume that the same procedure will be adopted in relation to the Shares; and

4.5 no allotment of any Shares has yet taken place and no such allotment may in any event take place.

This Opinion speaks only as at the date hereof. Notwithstanding any reference herein to future matters or circumstances, we have no obligation to advise the addressee (or any third party) of any changes in the law or facts that may occur after the date of this Opinion.

This Opinion is given on condition that it is governed by and shall be construed in accordance with English law in force and interpreted at the date of this Opinion. We have not investigated the laws of any country other than England and Wales.

This Opinion is given solely to you for the purpose of the Securities Purchase Agreement. It may not be used nor relied upon for any other purpose or by any other person.

Yours faithfully

Kirkpatrick & Lockhart Nicholson Graham LLP

EXHIBIT D

FORM OF LEGAL OPINION OF US COUNSEL TO THE COMPANY

January [26], 2006

[NAME]
[ADDRESS]

Re: Amarin Corporation plc

Dear [NAME]:

This opinion is being furnished to you pursuant to Section 5.2(d) of the Securities Purchase Agreement, dated January 23, 2006 (the “Purchase Agreement”), between you ( a “Purchaser”) and Amarin Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”) relating to the issuance and sale today to the Purchaser by the Company of an aggregate of [          ] ordinary shares, par value £0.05, of the Company (the “Shares”) and the warrants to purchase [          ] ordinary shares of the Company as described therein (the “Warrants” and collectively with the Shares, the “Securities”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such company or corporate records, agreements, instruments and documents of the Company and its subsidiaries, certificates of public officials and other certificates and opinions, and have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies or conformed copies and the authenticity of originals of such documents. We have relied, to the extent we deem such reliance proper, on certificates of officers of the Company and its subsidiaries as to factual matters.

Based upon the foregoing, it is our opinion that assuming (i) the accuracy of the representations and warranties of the Company contained in the Purchase Agreement, (ii) the accuracy of the representations and warranties of the Purchaser in the Purchase Agreement and (iii) the Placement Agent for the December Private Placement did not engage in any activity with respect to the securities offered and sold pursuant thereto that would constitute a public offering within the meaning of Section 4(2) of the Securities Act, it is not necessary in connection with the issuance and sale of the Securities to the Purchaser under the circumstances contemplated by the Purchase Agreement to register the sale of the Securities to the Purchaser under the Securities Act of 1933, as amended, it being understood that no opinion is being expressed as to any subsequent resale of the Securities.

We are members of the Bar of the State of New York and do not purport to be experts in, or to express any opinion concerning, the laws of any jurisdictions other than the laws of the State of New York and the federal laws of the United States of America.

This opinion is solely for your benefit as Purchaser of the Securities and neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you without our prior written consent.

Very truly yours,

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EXHIBIT E

FORM OF LEGAL OPINION OF GENERAL COUNSEL OF THE COMPANY

Amarin Corporation plc
7 Curzon Street
London W1J 5HG
United Kingdom

January [26], 2006

[NAME]
[ADDRESS]

Dear [NAME]:

I am General Counsel of Amarin Corporation, plc (the “Company”). This opinion is being furnished to you because of the issuance and sale today by the Company of [          ] ordinary shares, par value £0.05, of the Company (the “Shares”) and [          ] warrants (the “Warrants”).

In rendering the opinion set forth herein, I have examined originals, photocopies or conformed copies certified to my satisfaction of all such company or corporate records, agreements, instruments and documents of the Company and its subsidiaries, certificates of public officials and other certificates and opinions, and have made such other investigations, as I have deemed necessary in connection with the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photocopies or conformed copies and the authenticity of originals of such documents. I have relied, to the extent I deem such reliance proper, on certificates of officers of the Company and its subsidiaries as to factual matters.

Whenever a statement herein is qualified as to knowledge, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of any such statement.

Based upon the foregoing, it is my opinion (assuming that the relevant provisions of the laws of Scotland are substantially the same as the laws of England and Wales) that:

(a) Amarin Neuroscience Limited, a subsidiary of the Company (the “Subsidiary”), is duly incorporated and validly existing in good standing under the laws of Scotland, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted;

(b) the Company and the Subsidiary are duly qualified to do business and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect;

(c) the execution and delivery of the Securities Purchase Agreement entered into between the Company and the purchasers of the Shares and Warrants on this date (the “Agreement”), the consummation of the transactions contemplated thereby and compliance by the Company with the provisions thereof will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Memorandum of Association of the Company, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which the Company is a party or by which it is bound of which I am aware, (iii) any federal law or regulation (other than federal and state securities or blue sky laws, as to which I express no opinion in this paragraph) or any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company in any court of England and Wales of which I am aware, except where such breach, violation or default would not individually or in the aggregate have a material adverse effect; and

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(d) No consent, approval, waiver, license, qualification or authorization or other action by or filing or registration with or declaration to any governmental authority is required in connection with the execution and delivery by the Company of the Agreement or the consummation by the Company of the transactions contemplated thereby under the law of England and Wales.

This opinion expressed herein is (a) as of the date hereof, and I expressly disclaim any undertaking, obligation or responsibility to update or advise you of any changes to this opinion for any reasons after the date here, (b) strictly limited to the matters stated herein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein, (c) an expression of professional judgment in my capacity as General Counsel of the Company and not in my individual capacity and is not a guarantee of a particular result and should not be construed or relied on as such and (d) solely for your benefit as the purchaser and neither this opinion nor any part hereof may be delivered to or used or relied upon by any person other than you without our prior written consent.

Very truly yours,

By:
Jonathan Lamb

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DISCLOSURE SCHEDULES

SCHEDULE 1  USE OF PROCEEDS

The proceeds from this offering will be $2.0 million. The Company intends to use the net proceeds of this offering (after offering expenses) primarily for general working capital, clinical trials, research and development expenses, administrative expenses and for potential acquisitions of, or investments in, complementary businesses, products and technologies.

SCHEDULE 2  NASD COMPLIANCE

Pursuant to NASD Rule 4350(a)(1) for Foreign Private Issuers, the Company has elected to follow the home country practice of the United Kingdom in lieu of the requirements of NASD Rules 4350(i)(D) and 4350(i)(1)(A). Under NASD 4350(i)(D), issuers are required to obtain shareholder approval prior to the issuance of common stock at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company that equals 20% or more of the common stock or more of the voting power outstanding. Under NASD 4350(i)(1)(A), issuers are required to obtain shareholder approval prior to when a stock option or purchase plan is established or materially amended or other equity compensation arrangement is made pursuant to which stock may be acquired by officers, directors, employees or consultants of the issuer, subject to certain exceptions. No requirements similar to those described in the preceding two sentences exist under the laws of the England and Wales.

SCHEDULE 3  ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a public limited company incorporated in England and Wales. A number of the directors and executive officers of the Company are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for Purchasers to effect service of process within the United States upon such persons or to enforce against them in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Company has been advised by its English solicitors that there is doubt as to the enforceability in England, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States.

SCHEDULE 4  CERTAIN TRANSFER RESTRICTIONS

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SCHEDULE 5  RISK FACTORS

The funds generated from this equity offering may not end the Company’s need to find additional capital resources.

Prior to the completion of this offering and the December Private Placement, the Company is forecast to have sufficient cash to fund its group operating activities into the second quarter of 2006. In addition, the Company intends to obtain additional funding through earning license fees from partnering its drug development pipeline and/or completing further equity-based financings such as this offering. There is no assurance, however, that this offering and the December Private Placement will eliminate the uncertainty as to whether the Company will be able to fund our operations on an ongoing basis. The Company will also require further capital investment in the future to implement our long-term growth strategy of acquiring additional development stage and/or marketable products, recruiting clinical, regulatory and sales and marketing personnel, and growing our business. The Company’s ability to execute its business strategy and sustain its infrastructure at its current level will continue to be impacted by the

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Company’s ability to raise additional capital and/or obtain additional funding. Depending on market conditions in the future and the Company’s ability to maintain financial stability, the Company may not have access to additional capital on reasonable terms or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company’s business and on its ability to operate its business on an ongoing basis.

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